UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Ra Medical Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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On February 9, 2023, we filed with the Securities and Exchange Commission our Definitive Proxy Statement mailed on or about February 10, 2023 (the “Proxy Statement”) in connection with a Special Meeting (the “Special Meeting”) of Stockholders to be held on March 21, 2023, in order to vote on several matters involving potential issues of common stock related to our recently completed merger with Catheter Precision, Inc., and certain financing transactions described in more detail therein.

In the Proxy Statement, we stated that each share of our Common Stock issued and outstanding as of the close of business on February 3, 2023, the record date for the Special Meeting, would be entitled to vote on all items being considered at the Special Meeting, except that the 331,608 shares of Common Stock (the “Disqualified Shares”) purchased by Armistice Master Fund Ltd. (“Armistice”) pursuant to the exercise of warrants in connection with the January 9, 2023 Warrant Repricing, described in more detail in our Form 8-K previously filed with the SEC on January 13, 2023, would not be entitled to vote on Proposal 1, 2 or 3, and that any votes by the Disqualified Shares would be disregarded with respect to such proposals.

However, the Company has been notified that the Disqualified Shares have been sold, are no longer held by or on behalf of Armistice, and are now held in the open market.  Accordingly, following consultation with the NYSE American, we have determined that those shares will be entitled to vote on Proposals 1, 2 and 3, and their votes will not be disregarded with respect to such proposals.